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                                                                    EXHIBIT 10.3

                         PROFESSIONAL SERVICES AGREEMENT

          THIS PROFESSIONAL SERVICES AGREEMENT (this "Agreement") is made as of March 1, 2005, among GTCR Golder Rauner II, L.L.C., a Delaware limited liability company ("GTCR"), NewQuest Holdings, Inc., a Delaware corporation (the "Company"), and NewQuest, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("NewQuest Inc.").

          WHEREAS, GTCR (together with any investment fund or special investment vehicle controlled by GTCR or GTCR Golder Rauner II, L.L.C., a Delaware limited liability company, the "Investors") will purchase Preferred Stock, par value $0.01 per share ("Preferred Stock"), of the Company and Common Stock, par value $0.01 per share ("Common Stock"), of the Company pursuant to that certain Stock Purchase Agreement of even date herewith between the Company and the Investors (the "Purchase Agreement");

          WHEREAS, the Company and NewQuest Inc. desire to receive financial and management consulting services from GTCR, and obtain the benefit of the experience of GTCR in business and financial management generally and its knowledge of the Company and the Company's financial affairs in particular; and

          WHEREAS, GTCR is willing to provide financial and management consulting services to the Company and NewQuest Inc. and the compensation arrangements set forth in this Agreement are designed to compensate GTCR for such services.

          NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, GTCR, the Company and NewQuest Inc. hereby agree as follows:

          1. Engagement. The Company and NewQuest Inc. hereby engage GTCR as a financial and management consultant, and GTCR hereby agrees to provide financial and management consulting services to the Company and NewQuest Inc., all on the terms and subject to the conditions set forth below.

          2. Services of GTCR. GTCR hereby agrees during the term of this engagement to consult with the board of directors of the Company (the "Board"), the boards of directors (or similar governing body) of NewQuest Inc. and the Company's other affiliates and the management of the Company and its affiliates in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including, but not limited to:

          (a)  corporate strategy;

          (b)  budgeting of future corporate investments;

          (c)  acquisition and divestiture strategies; and

          (d)  debt and equity financings.

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          3. Personnel. GTCR shall provide and devote to the performance of this
Agreement such partners, employees and agents of GTCR as GTCR shall deem appropriate for the furnishing of the services required thereby.

          4. Placement Fee. Subject to the terms of the Credit Agreement (as hereinafter defined), at the time of any purchase of equity by the GTCR Purchasers (as defined in the Purchase Agreement) and/or their affiliates pursuant to Section 1B of the Purchase Agreement, the Company and NewQuest Inc., jointly and severally, shall pay to GTCR a placement fee in immediately available funds in an amount equal to one percent (1%) of the amount paid to the Company in connection with such purchase. For purposes of this Agreement, the "Credit Agreement" means that certain Credit Agreement, dated as of the date hereof, by and among the Company, NewQuest Inc., the subsidiary guarantors party thereto, the lenders party thereto, UBS Securities LLC, UBS Loan Finance LLC, UBS AG, Stamford Branch, and certain other parties thereto.

          5. Management Fee. Commencing as of the date hereof and subject to the terms of the Credit Agreement, the Company and NewQuest Inc., jointly and severally, shall pay to GTCR an annual management fee equal to $500,000, payable in equal monthly installments beginning on the first day of each month.

          6. Expenses. Subject to the terms of the Credit Agreement, the Company and NewQuest Inc., jointly and severally, shall promptly reimburse GTCR for such reasonable travel expenses, legal fees and other out-of-pocket fees and expenses as have been or may be incurred by GTCR, its directors, officers and employees in connection with the Closing (as defined in the Purchase Agreement), in connection with rendering any services hereunder (including, but not limited to, fees and expenses incurred in attending Company-related meetings).

          7. Term. This Agreement will continue from the date hereof until the Investors and their affiliates cease to own at least 20% of the Preferred Stock or at least 20% of the Common Stock acquired by the Investors pursuant to the Purchase Agreement. No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's or NewQuest Inc.'s obligations with respect to the fees, costs and expenses incurred by GTCR in rendering services hereunder and not reimbursed by the Company or NewQuest Inc. as of the effective date of such termination.

          8. Liability. Neither GTCR nor any of its affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence, willful misconduct or fraud of GTCR.

          9. Indemnification. The Company and NewQuest Inc., jointly and severally, agree to indemnify and hold harmless GTCR, its partners, affiliates, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including reasonable attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence, intentional wrongdoing or fraud.


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          10. GTCR an Independent Contractor. GTCR, the Company and NewQuest
Inc. agree that GTCR shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither GTCR nor its directors, officers, or employees shall be considered employees or agents of the Company or NewQuest Inc. as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company or NewQuest Inc., except as expressly agreed to in writing by the Company.

          11. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the Investors and to the Company and NewQuest Inc. at the addresses indicated below (or at such other address as shall be given in writing by one party to the others):

          If to GTCR:

             GTCR Golder Rauner II, L.L.C.
             6100 Sears Tower
             Chicago, Illinois 60606-6402
             Attention: Edgar D. Jannotta, Jr.
                        Peter M. Stavros
             Telephone: (312) 382-2200
             Facsimile: (312) 382-2201

             with copies to:

             Kirkland & Ellis LLP
             200 East Randolph Drive
             Chicago, Illinois 60601
             Attention: Kevin R. Evanich, P.C.
                        Jeffrey A. Fine, Esq.
             Telephone: (312) 861-2000
             Facsimile: (312) 861-2200

          If to the Company or NewQuest Inc.:

             NewQuest Holdings, Inc.
             44 Vantage Way
             Suite 300
             Nashville, Tennessee 37228


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             Attention: Mr. Herb Fritch
             Telecopy: (615) 291-7011

             with copies to:

             GTCR Golder Rauner II, L.L.C.
             6100 Sears Tower
             Chicago, Illinois 60606-6402
             Attention: Edgar D. Jannotta, Jr.
                        Peter M. Stavros
             Telephone: (312) 382-2200
             Facsimile: (312) 382-2201

             Kirkland & Ellis LLP
             200 East Randolph Drive
             Chicago, Illinois 60601
             Attention: Kevin R. Evanich, P.C.
                        Jeffrey A. Fine, Esq.
             Telephone: (312) 861-2000
             Facsimile: (312) 861-2200

          12. Entire Agreement; Modification. This Agreement, those documents expressly referred to herein and other documents of even date herewith (a) contain the complete and entire understanding and agreement of GTCR, the Company and NewQuest Inc. with respect to the subject matter hereof and (b) supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of GTCR in connection with the subject matter hereof. The provisions of this Agreement may be amended, modified and/or waived only with the prior written consent of the Company and GTCR.

          13. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

          14. Assignment. GTCR may not assign its rights or obligations under this Agreement without the express written consent of the Company, except that GTCR may assign its rights and obligations to an affiliate of GTCR (which shall include GTCR Golder Rauner, L.L.C.). Neither the Company nor NewQuest Inc. may assign its rights or obligations under this Agreement without the express written consent of GTCR.

          15. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

          16. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts (including by means of facsimile), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.


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          17. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          18. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          19. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          20. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be, in each case, by way of example and without limitation. The use of the words "or," "either," and "any" shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.

                                    * * * * *


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          IN WITNESS WHEREOF, the undersigned have caused this Professional
Services Agreement to be duly executed and delivered on the date and year first above written.

                                        GTCR GOLDER RAUNER II, L.L.C.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its: Principal


                                        NEWQUEST HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------


                                        NEWQUEST, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                SIGNATURE PAGE TO PROFESSIONAL SERVICES AGREEMENT